                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           August 20, 2002
                                                         --------------------
                                     BNS Co.
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             (Exact name of registrant as specified in its charter)



            Delaware                   1-5881               050113140
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(State or Other Jurisdiction of     (Commission          (IRS Employer
         Incorporation)             File Number)       Identification No.)


                275 West Natick Road, Warwick, Rhode Island 02886
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number:  401-244-4500
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          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     Pursuant to a Securities Purchase Agreement dated August 16, 2002 (the "Purchase Agreement"), Hexagon Holdings, Inc. ("Hexagon"), a subsidiary of Hexagon AB, purchased on August 20, 2002 all of BNS Co.'s (the "Company") interests in Xygent Inc. ("Xygent"), the Company's development stage measuring software business unit. Pursuant to the terms of the Purchase Agreement, Hexagon paid the Company $2,250,000 in cash at the closing, which occurred on August 20, 2002, and will pay the Company $750,000 in cash within 60 days following the closing (or such other period of time as may be required under the Purchase Agreement), subject to compliance with an Xygent equity value provision. Such Xygent equity value provision provides that Xygent's shareholder equity must equal $2,993,000 on August 16, 2002 in order for the full $750,000 to be paid. The Purchase Agreement requires that the Company indemnify Hexagon for certain matters, including matters concerning the Company's representations and warranties concerning Xygent. Prior to the sale of the Company's interests to Hexagon, Hexagon held 23% of the issued and outstanding shares of Xygent and the Company held 77% of the issued and outstanding shares of Xygent. The purchase price was determined by arms-length negotiation between representatives of the Company and Hexagon.

Item 7.  Financial Statement and Exhibits

(b)      Pro Forma Financial Information.

               Unaudited pro forma consolidated balance sheet as of June 30, 2002.

               Unaudited pro forma consolidated statement of operations for the six months ended June 30, 2002

               Unaudited pro forma consolidated statement of operations for the year ended December 31, 2001

(c)      Exhibits.

                Exhibit Number   Title
                --------------   -----
                      1          Securities Purchase Agreement, dated as of
                                 August 16, 2002, by and among the Company, Xygent Inc. and Hexagon Holdings, Inc., filed herewith.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BNS Co.


Date:  September 3, 2002                   By: /s/ Andrew C. Genor
                                               ------------------------------
                                               Name:  Andrew C. Genor
                                               Title: Chief Executive Officer

                         PRO FORMA FINANCIAL INFORMATION

     The following describes the pro forma effect of the sale of all of the Company's shares of Xygent Inc. and subsidiaries to Hexagon Holdings, Inc. under the Purchase Agreement on (i) the unaudited consolidated balance sheet information as of June 30, 2002, (ii) the unaudited consolidated statement of operations information for the six months ended June 30, 2002 and (iii) the audited consolidated statement of operations for the year ended December 31, 2001. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. The unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrate the estimated effects of the sale as if the transaction had occurred at the end of the period presented for the consolidated balance sheet and at the beginning of the periods for the consolidated statements of operations.

     The following pro forma adjustments are based on available information and on assumptions which management believes are reasonable: The pro forma adjustments assume that the Company will receive the full post-closing payment of $750,000 (which is subject to compliance with an equity value provision).

                 Unaudited Pro Forma Consolidated Balance sheet
                               As of June 30, 2002
                  (Dollars in Thousands, Except per Share Data)

                                        Historical       Proceeds and          Pro Forma
                                          Balance        adjustments            Balance
                                           as of        resulting from           as of
                                       June 30, 2002     the Sale(2)          June 30, 2002
ASSETS
Current assets:
     Cash                                   $ 6,720            $ 2,148(1)         $ 8,868
     Other receivables                          412               (156)               256
     Assets held for sale                     2,370                  -              2,370
     Assets related to discontinued
       operations                               242                  -                242
     Prepaid expenses and other current
       assets                                   388               (140)               248
                                            -------            -------            -------
          Total current assets               10,132              1,852             11,984
Property, plant and equipment, net            1,316               (873)               443
Other assets, net                             1,963             (1,860)               103
                                            -------            -------            -------
                                            $13,411            $  (881)           $12,530
                                            =======            =======            =======

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses  $ 5,782            $  (572)           $ 5,210
     Current portion of long-term debt        2,848                  -              2,848
                                            -------            --------           -------
          Total current liabilities           8,630               (572)             8,058
Long-term liabilities                         3,188               (309)             2,879
Commitments and contingencies                     -                  -                  -
Total shareowners' equity                     1,593                  -              1,593
                                            -------            --------           -------
                                            $13,411            $  (881)           $12,530
                                            =======            ========           =======

(1) Represents proceeds amounting to $3,000, net of Xygent outstanding cash balance of $852 as of June 30, 2002.

(2) The adjustments represent the transfer of assets and assumption of liabilities upon the closing of the sale to Hexagon under the Securities Purchase Agreement along with the removal of the minority interest liability of $309 and the reserve related write down of the investment in Xygent Inc. of $909.


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

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
            (Dollars and Shares in Thousands, Except per Share Data)

                                                                                               Pro Forma Balance
                                                     Historical Balance                            Six Months
                                                      Six Months Ended                                Ended
                                                       June 30, 2002         Adjustments(1)       June 30, 2002
                                                       -------------         --------------       -------------
Net sales                                                $     26                $   (26)             $    -
Cost of sales                                                 615                   (615)                  -
Research and development expense                              932                   (932)                  -
Selling, general and administrative                         4,390                 (2,558)              1,832
Write-down of subsidiary net assets                           909                   (909)                  -
                                                         --------                -------             -------
Operating loss                                             (6,820)                 4,988              (1,832)
Interest expense                                              218                      -                 218
Other income, net                                           2,677                   (786)              1,891
                                                         --------                -------             -------
Loss from continuing operations before
  income taxes                                             (4,361)                 4,202                (159)
Income taxes                                                  114                      -                 114
                                                         --------                -------             -------
Loss from continuing operations                          $ (4,475)               $ 4,202             $  (273)
                                                         ========                =======             =======

Loss per common share from continuing operations:
     Basic and diluted                                   $  (1.53)                                   $ (0.09)
     Weighted average shares outstanding                    2,918                                      2,918

(1) Represents the elimination of sales and other costs associated with Xygent Inc. which was sold to Hexagon pursuant to the Securities Purchase Agreement, along with the removal of the effect of the write down of the investment in the Xygent net assets of $909 and the removal of the effect of the minority interest of $764.


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

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
            (Dollars and Shares in Thousands, Except per Share Data)

                                                 Historical Balance                        Pro Forma Balance
                                                     Year Ended                                Year Ended
                                                  December 31, 2001    Adjustments(1)      December 31, 2001
                                                  -----------------    ----------------    -----------------
Net sales                                             $      91          $     (91)            $      -
Cost of sales                                               344               (344)                   -
Research and development expense                          3,794             (3,794)                   -
Selling, general and administrative                      10,644             (2,243)               8,401
                                                      ---------          ---------             --------
Operating loss                                          (14,691)             6,290               (8,401)
Interest expense                                          2,909                  -                2,909
Other income, net                                         5,317               (760)               4,557
                                                      ---------          ---------             --------
Loss from continuing operations before
 income taxes                                           (12,283)             5,530               (6,753)
Income taxes                                                139                  -                  139
                                                      ---------          ---------             --------
Loss from continuing operations                       $ (12,422)         $   5,530             $ (6,892)
                                                      =========          =========             ========

Loss per common share from continuing operations:
     Basic and diluted                                $   (4.33)                               $  (2.40)
     Weighted average shares outstanding                  2,867                                   2,867

(1) Represents the elimination of sales and other costs associated with Xygent Inc. which was sold to Hexagon pursuant to the Securities Purchase Agreement, along with removal of the effect of the minority interest of $731.

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